                                                                     EXHIBIT 4.3

                         SECOND SUPPLEMENTAL INDENTURE

          This SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture") is dated as of February 2, 2001 between Coast Hotels and Casinos, Inc., a Nevada corporation (the "Company"), Coast Resorts, Inc., a Nevada corporation (the "Guarantor") and Firstar Bank N.A. (formerly known as Firstar Bank of Minnesota, N.A.), as trustee (the "Trustee") under the Indenture (as hereinafter defined).

                                    RECITALS
                                    --------

          A. The Company and the Guarantor have heretofore executed and delivered to the Trustee (1) a certain Indenture dated as of March 23, 1999 (the "Indenture"), providing for the issuance of the Company's 9- 1/2% Senior Subordinated Notes due April 1, 2009 and (2) a First Supplemental Indenture dated as of November 20, 2000 (the "First Supplemental Indenture"). All terms used in this Second Supplemental Indenture which are defined in the Indenture, as modified by the First Supplemental Indenture shall have the same meanings as assigned to them therein.

          B. The Company and the Guarantor have authorized the issuance of (i) an additional $50,000,000 of Company's Series A 9- 1/2% Senior Subordinated Notes due April 1, 2009 (the "Additional Series A Notes") and (ii) an additional $50,000,000 of Company's Series B 9 1/2% Senior Subordinated Notes due April 1, 2009 to be issued as Exchange Notes solely in exchange for Series A Notes if and when an Exchange Offer is consummated (the "Additional Series B Notes" or, together with the Additional Series A Notes, the "First Additional Notes").

          C. Pursuant to Section 9.01(g) of the Indenture, a supplemental indenture may be entered into by the Company, the Guarantor and the Trustee without the consent of any of the Holders of Notes to issue Additional Notes.

          D. The Company and the Guarantor desire to issue the Additional Series A Notes in accordance with Section 2.02 and Article 4 of the Indenture and the Additional Series B Notes in accordance with Sections 2.02 and 2.06(f) of the Indenture, in each case in the form set forth herein.

          E. All things necessary to make this Second Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

          SECTION 1.  First Additional Notes.
                      ----------------------

          (a) $50,000,000 aggregate principal amount of Additional Series A Notes shall be issued hereunder on the date hereof. The Additional Series A Notes shall constitute Additional Notes as that term is defined and used in the Indenture.

          (b) Upon the consummation of the Exchange Offer with respect to the Additional Series A Notes, the Additional Series B Notes shall be issued pursuant to Section 2.06(f) of the Indenture solely in exchange for Additional Series A Notes to be cancelled. The Additional Series B Notes shall constitute Additional Notes as that term is defined and used in the Indenture.

          SECTION 2.  Form of Note.  Pursuant to Sections 9.01(b) and 9.01(g) of
                      ------------
the Indenture, the Form of Note set forth in Exhibit A to the Indenture is hereby amended to read as is set forth in Exhibit A hereto.

          SECTION 3.  Severability.  In case any provision in this Second
                      ------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 4.  No Third Party Beneficiaries.  Nothing in this Second
                      ----------------------------
Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors under the Indenture, the holders of the Senior Indebtedness and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

          SECTION 5.  Effect of Second Supplemental Indenture.  This Second
                      ---------------------------------------
Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

          SECTION 6.  Governing Law.  This Second Supplemental Indenture shall
                      -------------
be governed by and construed in accordance with the laws of the State of New
York.

          SECTION 7.  Counterparts.  This Second Supplemental Indenture may be
                      ------------
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        [The remainder of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and their respective corporate seals, if any, to be hereunto affixed and attested, all as of the day and year second above written.

                              COAST HOTELS AND CASINOS, INC.

                              By:_________________________
                              Name:
                              Title:


                              COAST RESORTS, INC.

                              By:_________________________
                              Name:
                              Title:


                              FIRSTAR BANK N.A.



                              By:_________________________
                              Name:
                              Title:

                                   Exhibit A
                                   ---------

                                [Face of Note]
-------------------------------------------------------------------------------
                                                            CUSIP No.:[  (144A)]

                                                                      [(Reg. S)]

                                                                      [  (ISIN)]

                   9 1/2% Senior Subordinated Notes due 2009

No. ___                                                                   $_____

COAST HOTELS AND CASINOS, INC. promises to pay to ________________________ or registered assigns, the principal sum of________ Dollars on April 1, 2009.


Interest Payment Dates:  April 1 and October 1
Record Dates:  March 15 and September 15
Dated:  [Date of Issuance]


                                 COAST HOTELS AND CASINOS, INC.

                                 By:______________________________
                                    Name:
                                    Title:

                                                                          (SEAL)


          This is one of the [Global] Notes referred to in the within-mentioned Indenture:

          FIRSTAR BANK OF MINNESOTA, N.A.,
           as Trustee

          By:  _________________________________
             Authorized Signatory

--------------------------------------------------------------------------------

                                [Back of Note]

                   9 1/2% Senior Subordinated Notes due 2009

          [THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF COAST HOTELS AND CASINOS, INC.]/1/

          [THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTES, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN

                              ___________________

/1/ This legend should be included on the Global Notes and omitted from Definitive Notes.

$100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]/2/

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Coast Hotels and Casinos, Inc., a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 1/2% per annum from March 23, 1999, or in the case of the First Additional Notes (as defined below) October 2, 2000, until maturity and shall pay the Additional Interest payable pursuant to Section 2(d) of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 1, 1999, or in the case of the First Additional Notes, April 1, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue

                               _________________

/2/ This legend should be included on the Restricted Global Notes and Restricted Definitive Notes and omitted from Unrestricted Global Notes and Unrestricted Definitive Notes.

principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, Firstar Bank, N.A. (formerly Firstar Bank of Minnesota, N.A.), the Trustee under the Indenture (as defined below), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Company issued the Notes under an Indenture dated as of March 23, 1999 between the Company, Coast Resorts, Inc. (the "Guarantor") and the Trustee, as modified by a First Supplemental Indenture dated as of November 20, 2000 and a Second Supplemental Indenture dated as of February 2, 2001 (collectively, "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company consisting of the Initial Notes in an aggregate principal amount of $175.0 million, Additional Notes in an aggregate principal amount of $50.0 million (the "First Additional Notes") and the aggregate principal amount of other Additional Notes issued in accordance with the Indenture.

          5.   Optional Redemption.

          (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes pursuant to this Paragraph 5 prior to April 1, 2004. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

                      Year                          Percentage

     2004......................................     104.750%

     2005......................................     103.167%

     2006......................................     101.583%

     2007 and thereafter.......................     100.000%

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to April 1, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the Net Cash Proceeds to the Company of one or more Public Equity Offerings or the capital contributions to the Company by Coast Resorts with the Net Cash Proceeds to Coast Resorts of one or more Public Equity Offerings at a redemption price equal to 109.500% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the redemption date; provided that at least $113.75 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and provided further, that such redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

          6.   Gaming Redemption.

          (a) Notwithstanding the provisions of paragraph 5(a), if any Gaming Authority notifies a holder or beneficial owner of Notes that: (1) the holder or beneficial owner must obtain a license, qualification or finding of suitability under an applicable gaming law and the holder or beneficial owner does not apply for such license, qualification or finding of suitability within 30 days (or such shorter period required by the Gaming Authority); or (2) the holder or beneficial owner will not be licensed, qualified or found suitable under an applicable gaming law; then the Company shall have the right, at its option, (1) to require that the holder or beneficial owner dispose of the holder's or beneficial owner's Notes within 30 days (or such earlier date as required by the Gaming Authority) of (A) the termination of the 30 day period described above for the holder or beneficial owner to apply for a license, qualification or finding of suitability or (B) the receipt of the notice from the Gaming Authority that the holder or beneficial owner will not be licensed, qualified or found suitable; or (2) to redeem the holder's or beneficial owner's Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (or such earlier date as required by the Gaming Authority or applicable gaming laws).

          (b) Immediately upon a determination that a holder or beneficial owner will not be licensed, qualified or found suitable, the holder or beneficial owner will have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Company for services rendered or otherwise, except the redemption price of the Notes. The holder or beneficial owner applying for a license, qualification or finding of suitability must pay all related costs.

          7.   Mandatory Redemption.

          The Company shall not be required to make mandatory redemption payments with respect to the Notes.

          8.   Offers to Purchase.

          (a) Change of Control. Within 20 days of the occurrence of a Change of Control, the Company shall commence and thereafter shall consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Payment Date. The Company shall not be required to make an Offer to Purchase pursuant to this paragraph 8(a) if a third party makes an Offer to Purchase in compliance with the Indenture and repurchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

          (b) Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration (excluding contingent liabilities assumed by the transferee of any such assets) received consists of cash or Temporary Cash Investments or the assumption of Senior Indebtedness of the Company or a Subsidiary Guarantor, provided that the Company or such Restricted Subsidiary is irrevocably released from all liability under such Indebtedness. Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale (other than Barbary Excess Net Cash Proceeds), the Company shall or shall cause the relevant Restricted Subsidiary to (i)(A) apply an amount equal to such Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or a Subsidiary Guarantor or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in Capital Stock of a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this subparagraph 8(b). The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." Pending application of such Net Cash Proceeds by the end of the relevant period, the Company and its Restricted Subsidiaries may use such Net Cash Proceeds to temporarily repay revolving Indebtedness.

          If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this subparagraph 8(b) totals at least $10.0 million, the Company must commence, not later than the fifteenth Business Day of such month, an Offer to Purchase to the Holders and, to the extent required by the terms of any Pari Passu Indebtedness, an Offer to Purchase to all holders of such Pari Passu Indebtedness, the maximum principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price equal to 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the Payment Date. If the aggregate principal amount of Notes and any such Pari Passu Indebtedness tendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and Pari Passu Indebtedness shall be purchased on a pro rata basis. Upon the completion of any such Offers to Purchase, the amount of Excess Proceeds shall be reset at zero.

          9. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, any Note Guarantee or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, any Note Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, any Note Guarantee or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes by a successor to the Company or a Guarantor in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

          13. Defaults and Remedies. Each of the following constitutes an Event of Default: (a) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes, whether or not such payment is prohibited by Article 10 of the Indenture; (b) default in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, whether or not such payment is prohibited by
Article 10 of the Indenture; (c) failure by the Company or any of its Subsidiaries to comply with any of the provisions of Section 4.07, 4.10, 4.17,
4.20 or 5.01 of the Indenture; (d) failure by the Company or any of its Restricted Subsidiaries to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 45 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class; (e) the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $5.0 million or more in the aggregate for all such issues or all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) a final judgment or final judgments for the payment of money shall be entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period of 60 days, provided that the aggregate of all such judgments exceeds $5.0 million; (g) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Note Guarantee; (h) the revocation, termination, suspension or other cessation of effectiveness for a period of more than 90 consecutive days of any Gaming License that results in the cessation or suspension of gaming operations or any Liquor License that results in the cessation or suspension of the ability to serve liquor, in each case at any of The Orleans, Gold Coast, Barbary Coast, or New Casino (after it begins operations); provided that the Company may relinquish a Gaming License or Liquor License with respect to any of its hotel casinos other than The Orleans, the Gold Coast or the New Casino if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as applicable, both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders; (i) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy
Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due; or (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any of its Restricted Subsidiaries in an involuntary case; (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries; and, in any such case the order or decree remains unstayed and in effect for 60 consecutive days. If any Event of Default (other than an Event of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          14. Subordination. The Notes and the Note Guarantees are subordinated in right of payment, to the extent and in the manner provided in
Article 10 and Section 11.2 of the Indenture, to the prior payment in full of all Senior Indebtedness. The Company agrees, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

          15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

          16. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of March 23, 1999, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Coast Hotels and Casinos, Inc.
          c/o Coast Resorts, Inc.
          4500 West Tropicana Avenue
          Las Vegas, NV 89103
          Telecopier No.: (702) 365-7499
          Attention: President

NOTE GUARANTEE

          Coast Resorts, Inc., a Nevada corporation, (hereinafter referred to as the "Guarantor" which term includes any successors or assigns under the Indenture and any additional Subsidiary Guarantors), has irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the 9 1/2% Senior Subordinated Notes due 2009 (the "Notes") of Coast Hotels and Casinos, Inc., a Nevada corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest or Additional Interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 11 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

          The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly subordinated to Senior Indebtedness of the Guarantor as set forth in Section 11.2 and Article 10 of the Indenture and reference is hereby made to such Section and Article for the precise terms of such subordination.

          No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

          This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or has no further force or effect in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not of collectibility.

          This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

          THE TERMS OF ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          This Note Guarantee shall be governed by the laws of the state of New York.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


Dated as of [Date of Issuance]          COAST RESORTS, INC.



                                        By: _________________________
                                        Name:
                                        Title:

                                                                          (SEAL)

                                Assignment Form

    To assign this Note, fill in the form below:

    (I) or (we) assign and transfer this Note to: ______________________________
                                                  (Insert assignee's legal name)


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_________________________



    Your Signature:_____________________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

                    Signature Guarantee*:_______________________________________

       * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      Option of Holder to Elect Purchase

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.17 or 4.20 of the Indenture, check the appropriate box below:

          [_]Section 4.17        [_]Section 4.20

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.17 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

     $ _____________________________

     Date:__________________________

     Your Signature:____________________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

     Tax Identification No.:____________________________________________________

     Signature Guarantee*:______________________________________________________

          * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                           Principal Amount of
                         Amount of decrease     Amount of increase in       this Global Note          Signature of authorized
                         in Principal Amount     Principal Amount of         following such         officer of Trustee or Note
   Date of Exchange      of this Global Note       this Global Note      decrease (or increase)              Custodian
 --------------------   ---------------------   ---------------------   ------------------------   ---------------------------










*  This schedule should be included only if the Note is issued in global form.